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                                                                   EXHIBIT 23h21



                       WAIVER AND REIMBURSEMENT AGREEMENT



                  Agreement ("Agreement") dated as of the ___ day of __________, 2001 by and among Kent Funds, a Massachusetts business trust and a registered investment company under the Investment Company Act of 1940, as amended ("Kent"), [NAME OF ADVISER] ("Adviser"), and Fifth Third Bank ("FTB"):

                                   BACKGROUND

                  Adviser serves as investment adviser to each portfolio of Kent pursuant to an Investment Advisory Agreement between Adviser and Kent dated as of ___________, 2001.

                  FTB serves as administrator, fund accountant and transfer agent to each portfolio of Kent pursuant to an Administration Agreement, a Fund Accounting Agreement and a Transfer Agency Agreement, respectively, between FTB and Kent each assumed as of April 2, 2001.

                  The parties to this Agreement wish to provide for undertakings by Adviser and FTB to limit the fees payable under the above-referenced agreements or other fees or reimburse expenses of each of the portfolios of Kent in order to improve the performance of each such portfolio.

                                    AGREEMENT

                  THEREFORE, in consideration of the foregoing, the parties intending to be legally bound hereby, agree as follows:

                  Adviser and FTB shall, from the date of this Agreement until December 31, 2001, waive all or a portion of their fees and/or reimburse expenses as set forth on Exhibit A hereto. This Agreement shall continue in full force and effect and automatically renew for successive one year periods unless and until it is terminated by written agreement of the parties.

                  Each of Adviser and FTB acknowledges and agrees that it shall not be entitled to collect on or make a claim for waived fees or reimbursed expenses at any time in the future.

                  This Agreement shall be governed by and construed under the laws of the State of Massachusetts, without regard to its conflict of law provisions.

                  The names "The Kent Funds" and "Trustees of The Kent Funds" refer respectively to the business trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of May 9, 1986 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Kent Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not



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individually, but in such capacities, and are not binding upon any of the
Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


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

KENT FUNDS                                           [NAME OF ADVISER]


By:                                                  By:
   -----------------------------------------              ----------------------------------------------------
     Name:  James F. Duca, II                               Name:
     Title:  President                                      Title:


                                                     FIFTH THIRD BANK


                                                     By:
                                                          ----------------------------------------------------
                                                            Name:
                                                            Title:

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                                    Exhibit A


                                   KENT FUNDS
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

----------------------------------------------------------- ---------------------------------------------------------

Name of Portfolio                                                             Amount to be Waived

----------------------------------------------------------- ---------------------------------------------------------


Kent Index Equity Fund                                       -        0.05% of Investment Advisory fee
                                                             -        0.08% of combined Administration and Fund
                                                                      Accounting fees

----------------------------------------------------------- ---------------------------------------------------------

Kent Money Market Fund                                       -        0.08% of combined Administration and Fund
                                                                      Accounting fees

----------------------------------------------------------- ---------------------------------------------------------

Kent Michigan Municipal Money Market Fund                    -        0.08% of combined Administration and Fund
                                                                      Accounting fees

----------------------------------------------------------- ---------------------------------------------------------

Kent Government Money Market Fund                            -        0.15% of Investment Advisory Fee
                                                             -        0.08% of combined Administration and Fund
                                                                      Accounting fees

----------------------------------------------------------- ---------------------------------------------------------

Lyon Street Institutional Money Market Fund                  -        All amounts necessary so that after such
                                                                      waivers and/or reimbursements, the maximum
                                                                      total operating expense ratio of the Portfolio
                                                                      shall not exceed 0.22%

----------------------------------------------------------- ---------------------------------------------------------

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